EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Goss Graphic Systems, Inc.:

    As independent public accountants, we hereby consent to the use of our report, dated July 16, 1996, and all references to our firm included in or made a part of the attached registration statement.

                                          /S/ ARTHUR ANDERSEN LLP
                                          ARTHUR ANDERSEN LLP


Chicago, Illinois
October 9, 1996